TIDAL TRUST III FORM N-14/A

Exhibit 99.13(a)(1)

FORM OF SIXTH AMENDMENT

 TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT effective as of [ ], 2024, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of September 1, 2023 by and between Tidal Trust III , a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to:

Add the following funds:

●	The BeeHive ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III	TIDAL ETF SERVICES LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

2

Exhibit A

to the

Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal Trust III

Name of Series

Impact Shares YWCA Women’s Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
Unity Wealth Partners Dynamic Capital Appreciation & Options ETF
TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF
Fundstrat Granny Shot US Large Cap ETF
Ned Davis Research 360o Dynamic Allocation ETF
Ned Davis Research 360º Core Equity ETF
Ninepoint Energy ETF
Ninepoint Energy Income ETF
The BeeHive ETF

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